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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-12


                            THE PIONEER GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)



                         LENS INVESTMENT MANAGEMENT, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
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    (4) Proposed maximum aggregate value of transaction:  Not applicable.
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    (5) Total Fee Paid:  Not applicable.
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
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    (2) Form, Schedule or Registration Statement No.:  Not applicable.
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    (3) Filing Party:  Not applicable.
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    (4) Date Filed:  Not applicable.
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CONTACT                                                   FOR IMMEDIATE RELEASE
Timothy Holland
Alan towers associates
212-354-6942
timothyholland@towerspr.com


           PROXY MONITOR ENDORSES LENS'S CANDIDATES FOR PIONEER BOARD
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PORTLAND, ME, May 12, 2000 - Proxy Monitor, one of America's leading consultants to institutional investors on the voting of proxies, has endorsed the five candidates Lens Investment Management, LLC, proposed for election to the Board of Directors of The Pioneer Group, Inc. (NASDAQ: PIOG). Earlier this week,

Institutional Shareholder Services, another leading consultant on the voting of proxies, also endorsed the Lens slate. In its Pioneer proxy statement, Lens has stated that, if elected, the candidates will push immediately for the successful sale of the company. Pioneer's 2000 Annual Meeting is scheduled for May 16 at

9:30 AM at the offices of Hale and Dorr, LLP in Boston, Massachusetts.


Lens's candidates for Pioneer's Board of Directors are:

o          John P. M. Higgins
o          Robert B. Holmes
o          Robert A. G. Monks
o          Richard A. Bennett
o          George W. Siguler


The Lens proxy statement can be found at the SEC's website, www.sec.gov.


Lens Investment Management, LLC, is an activist investment management firm that invests in companies it believes are underperforming despite strong underlying values and susceptible to increased value through shareholder activism. Its founder and Chairman Robert A. G. Monks is an internationally recognized authority on corporate governance and a pioneering activist investor. Lens and its affiliates, which manage in excess of $400 million of capital, own approximately 4.34% of Pioneer's outstanding common stock.


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